Exhibit 99.2

2nd Quarter 2016 Earnings Call July 22, 2016

Forward Looking Statements Statements included in this communication which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward looking statements. South State Corporation (“SSB”) cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between SSB and Southeastern Bank Financial Corporation (“SBFC”); the outcome of any legal proceedings that may be instituted against SSB or SBFC; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where SSB and SBFC do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; SSB’s ability to complete the acquisition and integration of SBFC successfully; credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; liquidity risk affecting the bank’s ability to meet its obligations when they come due; price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; transaction risk arising from problems with service or product delivery; compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; strategic risk resulting from adverse business decisions or improper implementation of business decisions; reputation risk that adversely affects earnings or capital arising from negative public opinion; terrorist activities risk that results in loss of consumer confidence and economic disruptions; cybersecurity risk related to SSB’s dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; economic downturn risk resulting changes in the credit markets, greater than expected noninterest expenses, excessive loan losses and other factors and the implementation of federal spending cuts currently scheduled to go into effect; and other factors that may affect future results of SSB and SBFC. Additional factors that could cause results to differ materially from those described above can be found in SSB’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of SSB’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents SSB files with the SEC, and in SBFC’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2016, each of which is on file with the SEC and in other documents SBFC files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither SSB nor SBFC assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. 2

2nd Quarter 2016 Highlights ! Net Income $24.5 million • • • $1.01 per diluted share Return on Average Assets 1.13% Return on Average Tangible Equity 14.59% ! Operating Income $28.5 million • • • $1.18 per diluted share Operating Return on Average Assets 1.32% Operating Return on Average Tangible Equity 16.85% ! Cash dividend of $0.31 per common share 3

2nd Quarter 2016 Highlights ! Net Loan Growth – 16.5% Annualized • Strong Non-Acquired Loan Growth - $344 million, 31% annualized Outpaced Acquired run-off by $253 million • ! Non-Interest Bearing DDA Growth • Increased $97 million to over $2.1 billion ! Continued Asset Quality improvement • • NPA’s/ Assets Non-Acquired Net Charge-offs 0.53% 0.06% 4

2nd Quarter 2016 Highlights ! Non Interest Income: $ 32.1 million $ $ $ $ $ • • • • • • Fees on Deposit Accounts MortgageBanking Wealth Management Acquired Loan Recoveries Other Income 21.5 5.6 4.9 2.0 2.5 4.4) FDIC Loss-Share Termination ($ 5

Net Interest Margin $85.0 5.00% $80.0 $75.0 $70.0 4.50% 4.29% $65.0 4.24% $60.0 4.00% $55.0 $50.0 3.50% $45.0 2Q 2015 3Q 2015 4Q 2015 1Q 2016 2Q 2016 NIM includes Amortization of Indemnification Asset Net Interest Income includes Amortization of IA Net Interest Margin Net Interest Income In Millions 6 See Endnotes (1) $82.3 $83.0 $81.4$81.6$81.4 $80.2 $81.1 $80.0 $80.1 4.75% 4.63% 4.52% 4.41% 4.32%4.37% 4.27%

Average Interest Earning Assets Investment Securities 1 ,021 .6 974.6 (47.0) Loans - NonAcquired 4,330.8 4,623.4 292.6 Loans Held for Sale 33.9 37.6 3.7 7Quarterly Averages Total Interest Earning Assets$ 7,597.1 $ 7,750.2$ 153.1 Total Loans$ 6,066.4 $ 6,268.7$ 202.3 Loans - Acquired1 ,735.61,645.3(90.3) Assets3/31 /201 6 6/30/201 6 Net Change Short-Term Investments$ 475.2$ 469.3$ (5.9)

Efficiency Ratio 68.0% 65.0% 62.0% 59.0% 56.0% 53.0% 50.0% 2Q 2015 Efficiency Ratio 3Q 2015 4Q 2015 1Q 2016 2Q 2016 Operating Efficiency Ratio (excluding one-time costs) 8 See Endnotes (2) 64.4%64.2%64.1% 64.5% 63.2% 60.8% 61.7% 62.7% 63.2% 61.2%

Earnings Per Diluted Share $5.00 $4.11 $4.00 $3.00 $2.02 $2.00 $1.00 $-2012 2013 2014 2015 2016 YTD EPS Operating EPS (Non - GAAP) 9 See Endnotes (3) $4.31 $3.75 $2.22 $3.16$3.08 $2.49 $2.38 $2.03

Endnotes 1. Income reduced by amortization of Indemnification Asset and average balance increased for the average loan Indemnification Asset balance 2. Efficiency ratio = NIE / Net Int Inc + Non Int Inc less securities gain/(loss) Operating efficiency ratio = same as above except exc’l one-time items from NIE 3. Operating EPS (Non-GAAP) excludes one-time items 10